Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-260029) on Form S-1 of Bluejay Diagnostics, Inc. of our report dated June 30, 2021, relating to the financial statements of Bluejay Diagnostics, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
October 25, 2021